Exhibit 99.1

Inmagene Biopharmaceuticals Announces Completion of Merger with Ikena Oncology and Concurrent Private Placement of $75 Million

The combined company will operate under the name “ImageneBio, Inc.” and will begin trading on Nasdaq under the ticker symbol “IMA” at market open on Monday, July 28, 2025

ImageneBio, Inc. will continue to drive the ongoing Phase 2b clinical trial of non-depleting anti-OX40 monoclonal antibody, IMG-007, in patients with moderate-to-severe atopic dermatitis

Phase 2b topline readout for IMG-007 in atopic dermatitis expected in the fourth quarter of 2026

SAN DIEGO, CA, July 25, 2025 — Inmagene Biopharmaceuticals (“Inmagene”), a clinical stage biotechnology company dedicated to developing disease-modifying treatments for immunological/autoimmune and inflammatory (“I&I”) diseases, today announced the completion of its previously announced merger with Ikena Oncology, Inc. (Nasdaq: IKNA) (“Ikena”). The combined company will operate under the name ImageneBio, Inc. (“ImageneBio”) and will trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “IMA” beginning at market open on July 28, 2025.

Concurrent with the closing of the merger, Inmagene and Ikena completed a $75.0 million private placement with a syndicate of existing and new investors including Deep Track Capital, Foresite Capital, RTW Investments, and existing Ikena investors such as BVF Partners L.P., Blue Owl Healthcare Opportunities, Omega Funds, and OrbiMed. The combined company will be led by Kristin Yarema, Ph.D. as its Chief Executive Officer, as announced earlier this week.

“We are pleased with the outcome of this transaction and are well-positioned to advance IMG-007 into late-stage development. OX40 inhibition is a promising approach that may have the potential to treat a broad range of immunological and inflammatory diseases where patients continue to wait for more and novel treatment options. We are excited about the emerging profile of IMG-007, which we believe will prove to be differentiated, and we look forward to executing our development plan in atopic dermatitis and potentially initiating studies in additional indications,” commented Dr. Kristin Yarema.

Additionally, in connection with the completion of the transaction and as recently approved by Ikena’s shareholders, Ikena implemented a reverse split of its common stock at a ratio of 1-for-12 shares. Following the reverse stock split and based on the final exchange ratio of approximately 0.003051 shares of Ikena common stock for each Inmagene share, immediately following the closing of the merger, the legacy equity holders of Inmagene owned approximately 55.0% of the combined company’s outstanding common stock and the legacy equity holders of Ikena owned approximately 45.0% of the combined company’s outstanding common stock, in each case, on a fully diluted basis. Following the consummation of the concurrent private placement, the legacy equity holders of Inmagene owned approximately 43.1% of the combined company’s outstanding common stock, the legacy equity holders of Ikena owned approximately 35.3% of the combined company’s outstanding common stock, and the investors in the concurrent financing owned approximately 21.6% of the combined company’s outstanding common stock, in each case, on a fully diluted basis. Following the reverse stock split, the closing of both the merger and concurrent financing, ImageneBio will have approximately 11.6 million shares of common stock outstanding. ImageneBio’s shares are expected to begin trading on Nasdaq at market open on July 28, 2025 under the ticker symbol “IMA” and new CUSIP number, 45175G 207.

Advisors

Goodwin Procter LLP served as legal counsel to Ikena, and Cooley LLP served as legal counsel to Inmagene. Leerink Partners LLC served as exclusive financial advisor to Ikena. Evercore served as exclusive financial advisor to Inmagene.

About ImageneBio, Inc.

ImageneBio is a clinical-stage biotechnology company that boldly imagines a world where patients can be free from the burden of grievous immunological/autoimmune and inflammatory (“I&I”) diseases. Imagene’s purpose is to globally develop new medicines with differentiated profiles that can effectively control and change the course of I&I diseases for affected patients, treat their symptoms, and improve quality of life. The company’s lead asset IMG-007, a nondepleting anti-OX40 monoclonal antibody, recently completed Phase 2a clinical trials in atopic dermatitis and alopecia areata. ImageneBio is currently conducting a Phase 2b clinical trial of IMG-007 in patients with moderate-to-severe atopic dermatitis. For more information, please visit www.inmagenebio.com.

About IMG-007

IMG-007 is an investigational, non-depleting monoclonal antibody targeting OX40, a receptor protein primarily found on activated human T cells. When OX40 binds its ligand OX40L in human tissue, the signal generated plays a key role in the activation, expansion, and survival for many subtypes of T cells. Targeted inhibition of OX40 is thus an emerging potential therapeutic strategy to treat a wide range of I&I diseases where aberrant signaling of one or more T cell subtypes is believed to drive disease. IMG-007 has been engineered to include a silenced antibody-dependent cell-mediated cytotoxicity function to avoid T cell depletion or killing, to minimize safety risk. This technology also resulted in extended half-life to prolong therapeutic activity with the aim of maximizing time between doses for a patient. In Phase 2a trials in patients with moderate-to-severe atopic dermatitis and severe alopecia areata, IMG-007 exhibited sustained clinical and pharmacodynamic activity and was well tolerated. IMG-007 was originally discovered by HUTCHMED. Clinical development is ongoing: additional information about the ongoing Phase 2b trial in moderate-to-severe atopic dermatitis is available at www.clinicaltrials.gov using identifier: NCT07037901.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the anticipated benefits of the merger; the expected trading of the combined company’s stock on Nasdaq under the ticker symbol “IMA” and on a post-reverse stock split basis; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential value and benefits of IMG-007; planned or anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results and the potential initiation of studies in additional indications; the expected leadership of the combined company; the potential to receive and distribute any proceeds pursuant to the contingent value rights agreement of Ikena and contingent value rights agreement of Inmagene; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management of each of Inmagene and Ikena. There can be no assurance that future developments affecting the combined company or any future transactions or distributions described herein will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ImageneBio’s control. ImageneBio’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; potential litigation relating to the transaction that could be instituted against the combined company or its directors; risks related to the commencement of shares to begin trading on Nasdaq; the uncertainties associated with the combined company’s current and future product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials and potential safety and other complications thereof; the significant net losses that the combined company has incurred since inception; the combined company’s ability to initiate and complete ongoing and planned preclinical studies and clinical trials and advance its product candidates through clinical development; the timing of the availability of data from the combined company’s clinical trials; the outcome of preclinical testing and clinical trials of the combined company’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; pre-clinical and clinical results may not be indicative of results that may be observed in the future; the combined company’s plans to research, develop and commercialize IMG-007 or its future product candidates; the clinical utility, potential benefits and market acceptance of the combined company’s product candidates; the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all; the combined company’s ability to attract, hire, and retain skilled executive officers and employees; the combined company’s ability to protect its intellectual property and proprietary technologies; the combined company’s reliance on third parties, contract manufacturers, and contract research organizations; the possibility that the combined company may be adversely affected by other economic, political, business, or competitive factors; risks associated with changes in applicable laws or regulations or government resources and policies; and the possibility that contingent value rights holders of legacy Ikena and contingent value rights holders of legacy Inmagene may never receive any proceeds pursuant to the Ikena contingent value rights agreement and Inmagene contingent value rights agreement. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in Ikena’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the factors described in the section titled “Risk Factors” in Ikena’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 24, 2025, as well as the Form S-4, as amended (File No. 333- 285881), initially filed by Ikena with the SEC on March 18, 2025, and declared effective on June 11, 2025 and other documents subsequently filed with or furnished by the combined company to the SEC.

You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as may be required under applicable law, ImageneBio expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in the combined company.

ImageneBio Contact:

Anna Vardanyan

vardanyana@inmagenebio.com

Brian Ritchie

britchie@lifesciadvisors.com